As filed with the Securities and Exchange Commission on April 30, 1998
                                               Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                           --------------------------

                                 CONSYGEN, INC.
             (Exact Name of Registrant as Specified in its Charter)

              Texas                                           76-0260145
  (State or Other Jurisdiction of                          (I.R.S. Employer
  Incorporation or Organization)                         Identification Number)

      10201 South 51st Street, Suite 140, Phoenix, AZ 85044, (602) 496-4545
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                           --------------------------

               ConSyGen, Inc. 1996 Non-Qualified Stock Option Plan
               ---------------------------------------------------
    ConSyGen, Inc. 1997 Amended and Restated Non-Qualified Stock Option Plan
    ------------------------------------------------------------------------
                              (Full title of Plans)

                           --------------------------

                                Ronald I. Bishop
                      President and Chief Executive Officer
                       10201 South 51st Street, Suite 140
                                Phoenix, AZ 85044
                                 (602) 496-4545
                      (Name, Address and Telephone Number,
                   Including Area Code, of Agent for Service)

                                 with a copy to:

                           John G. Nossiff, Jr., Esq.
                         Brown, Rudnick, Freed & Gesmer
                One Financial Center, Boston, Massachusetts 02111
                                 (617) 856-8200

                           --------------------------

                                               CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                                                  Proposed                Proposed
                                             Amount                Maximum                Maximum               Amount of
       Title of Each Class of                to Be             Offering Price            Aggregate            Registration
    Securities to Be Registered            Registered           Per Share(1)         Offering Price(1)             Fee
------------------------------------- --------------------- ---------------------- ----------------------- --------------------
Common Stock, $. 003 par value        3,500,000 Shares(2)           $5.98               $20,930,000             $6,342.42
===============================================================================================================================

(1)   Estimated  solely for purposes of  calculating  the  registration  fee pursuant to Rule 457(c) under the Securities Act of
      1933,  on the basis of the average of the high and low  reported  price of the Common  Stock of $5.98 on the Nasdaq  Stock
      Market's SmallCap Market on April 28, 1998.

(2)   The Shares being registered  hereunder  include  2,000,000  shares that may be issued pursuant to the ConSyGen,  Inc. 1997
      Amended and Restated  Non-Qualified  Stock Option Plan and 1,500,000  shares that may be issued  pursuant to the ConSyGen,
      Inc. 1996 Non-Qualified Stock Option Plan. Such presently  indeterminable  number of additional shares of Common Stock are also  registered  hereunder as may be issued in the event of a merger,  consolidation,  reorganization,  recapitalization, stock dividend, stock split or other similar change in Common Stock.
===============================================================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
-------  ----------------------------------------

         The following documents are hereby incorporated by reference into this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended May 31, 1997 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) The Registrant's quarterly reports on Form 10-Q for the quarters ended August 31, 1997, November 30, 1997 and February 28, 1998 filed pursuant to Section 13(a) or 15(d) of the Exchange Act; and

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, as amended by Amendment No. 1 thereto (Registration No. 0-17598), filed under the Exchange Act with the Securities and Exchange Commission.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
-------  --------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
-------  ---------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.
-------  ------------------------------------------

         The Registrant's Articles of Incorporation, as amended (the "Amended Articles"), eliminate, subject to certain exceptions, the personal liability of directors to the Registrant or its stockholders for monetary damages for breaches of fiduciary duties as directors to the extent permitted by state law. The Amended Articles do not provide for the elimination of, or any limitation on, the personal liability of a director (i) for a breach of the director's duty of loyalty, (ii) engaged in a transaction from which he receives an improper benefit, (iii) for intentional misconduct or knowing violation of law, (iv) found not to have acted in good faith, (v) engaged in an act related to an unlawful stock repurchase or payment of dividend or (vi) where liability is prescribed by law. These provisions of the Amended Articles may limit the remedies available to a stockholder in the event of breaches of any director's duties to such stockholder or the Registrant.

         The Registrant's Amended and Restated Bylaws (the "Amended Bylaws") include provisions for mandatory indemnification of its officers and directors to the maximum extent provided under the Texas Business Corporation Act ("TBCA"). To the extent permitted under the TBCA, the Amended Bylaws provide that no officer or director shall be liable to the Company for any action taken or omitted to be taken by him as a director or officer if such person (i) exercised the same degree of care and skill as a prudent person would have exercised under similar circumstances or (ii) took or omitted to take such action in reliance upon advice of counsel for the Company or upon statements made or information furnished by directors, officers, employees, or agents of the Company, which he had no reasonable grounds to disbelieve. In addition, the Amended Bylaws provide that directors and officers shall be paid or reimbursed, to the fullest extent provided under the TBCA, for reasonable expenses incurred by such director or officer in connection with certain proceedings, in advance of the final disposition of such proceeding.

         Article 2.02-1 of the TBCA generally permits a corporation to indemnify a person who was, is, or is threatened to be a named defendant or respondent in a proceeding because the person was or is a director or officer if it is determined that such person (1) conducted himself in good faith; (2) reasonably believed (a) in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation's best interests, or (b) in the case of other situations, that his conduct was at least not opposed to the corporation's best interests; and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In addition, the TBCA requires a corporation to indemnify a director or officer for any action that such director or officer successfully defended on the merits.

         The Registrant has entered into indemnification agreements with each of its directors and officers. The indemnification agreements provide that the Registrant will pay certain amounts incurred by a director or officer in connection with any civil or criminal action or proceeding and specifically including actions by or in the name of the Registrant (derivative suits) where the individual's involvement is by reason of the fact that he is or was a director or officer. Such amounts include, to the maximum extent permitted by law, attorney's fees, judgments, civil or criminal fines, settlement amounts and other expenses customarily included in connection with legal proceedings. Under the indemnification agreements, a director or officer will not receive indemnification if he is found not to have acted in good faith in the reasonable belief that his action was in the best interests of the Registrant.

         The  Registrant  has  also  purchased  and  maintains   director's  and
officer's liability insurance for each of its officers and directors.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or controlling persons of
the  Registrant  pursuant  to  the  Registrant's  By-Laws,  or  otherwise,   the
Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.
-------  ------------------------------------

         Not Applicable.

Item 8.  Exhibits.
-------  ---------

Number          Description
------          -----------

4.1*     Specimen  Common  Stock  Certificate  (Filed  as  Exhibit  4.B  to  the
         Registrant's   Registration   Statement   on   Form   S-8   (File   No.
         33-22900-FW)).

4.2* Form of Common Stock Purchase Warrant used in connection with the issuance of warrants to purchase an aggregate of 1,000,000 shares of the Registrant's Common Stock, $.003 par value (Filed as Exhibit 4.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended August 31, 1996).

4.3* Articles of Incorporation of the Registrant, as amended (Filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended August 31, 1997).

4.4* Amended and Restated By-Laws of the Registrant (Filed as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998).

4.5* Form of Subscription Agreement used in connection with Rule 506 offering in the aggregate amount of $1,080,000 (Filed as Exhibit 4.5 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended August 31, 1997).

4.6* Form of Subscription Agreement used in connection with Rule 506 offering in the aggregate amount of $882,500 (Filed as Exhibit 4.6 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended August 31, 1997).

4.7* Form of Common Stock Purchase Warrant issued to a consultant, Howard R. Baer, in August 1997 (Filed as Exhibit 4.7 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended August 31, 1997).

4.8* Common Stock Purchase Warrant issued to Howard R. Baer's designee, Kevin C. Baer, in August 1997 (Filed as Exhibit 4.8 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended August 31, 1997).

4.9* Subscription Agreement used in Rule 506 offering in the aggregate amount of $5,276,250 (Filed as Exhibit 4.9 to the Registrant's Registration Statement on Form S-1 (File No. 333-40649)).

4.11* Common Stock Purchase Warrant issued to a consultant's designee, Irvington International Limited, in November 1997 (Filed as Exhibit
         4.11 to the Registrant's Registration Statement on Form S-1 (File No. 333-40649)).

5        Legal Opinion of Brown, Rudnick, Freed & Gesmer.

23.1 Consent of Brown, Rudnick, Freed & Gesmer (contained in its opinion filed as Exhibit 5).

23.2     Consent of Wolinetz, Gottlieb & Lafazan, P.C.

24 Power of Attorney (included on the Signature Page of this Registration Statement).

99.1*    ConSyGen,  Inc. 1996 Non-Qualified Stock Option Plan. (Filed as Exhibit
         10.7 to the Registrant's quarterly report on Form 10-Q for the quarter ended August 31, 1996).

99.2* ConSyGen, Inc. 1997 Amended and Restated Non-Qualified Stock Option Plan. (Filed as Exhibit 10.8 to the Registrant's Registration Statement on Form S-1 (File No. 333-40649)).

-------------------

* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

Item 9.  Undertakings.
-------  -------------

(a)     The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Amended Articles of Incorporation, Amended and Restated By-Laws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, Arizona, on April 29, 1998.

                                        CONSYGEN, INC.

                                        By:  /s/ Ronald I. Bishop
                                            -------------------------
                                             Ronald I. Bishop
                                             President

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald I. Bishop and John Stephen Kelly, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                   Signature                                 Title                                    Date
                   ---------                                 -----                                    ----
        /s/ Robert L. Stewart               Chairman of the Board                       April 29, 1998
------------------------------------
      Robert L. Stewart

        /s/ Ronald I. Bishop                President, Chief Executive                  April 29, 1998
------------------------------------        Officer and Director
      Ronald I. Bishop                      (Principal Executive Officer)

         /s/ Rajesh K. Kapur                Vice President and Chief Financial          April 29, 1998
------------------------------------        Officer (Principal Financial Officer)
      Rajesh K. Kapur

      /s/ John Stephen Kelly                Vice President and General                  April 29, 1998
------------------------------------        Counsel (Principal Executive Officer)
      John Stephen Kelly

         /s/ Kenneth Harvey                 Controller                                  April 29, 1998
------------------------------------        (Principal Accounting Officer)
      Kenneth Harvey

     /s/ Andrew Lee                         Director                                    April 30, 1998
------------------------------------
      Andrew Lee

                                            Director                                    April __, 1998
------------------------------------
      Richard L. Ruth

                                            Director                                    April __, 1998
------------------------------------
      Daniel G. Queyssac

                                  EXHIBIT INDEX

Exhibit                                                                                                  Sequential
Number                                                                                                     Page No.
------                                                                                                     --------

4.1      Specimen  Common  Stock  Certificate  (Filed  as  Exhibit  4.B  to  the
         Registrant's  Registration Statement on Form S-8 (File No. 33-22900-FW)).                          *

4.2      Form of Common  Stock  Purchase  Warrant  used in  connection  with the issuance of warrants to purchase an aggregate  of  1,000,000  shares of the Registrant's Common Stock, $.003 par value (Filed as Exhibit 4.2 to the  Registrant's  Quarterly  Report on Form 10-Q for the quarter ended
         August 31, 1996).                                                                                  *

4.3      Articles  of  Incorporation  of the  Registrant,  as amended  (Filed as
         Exhibit 3.1 to the  Registrant's  Quarterly Report on Form 10-Q for the
         quarter ended August 31, 1997).                                                                    *

4.4      Amended and Restated By-Laws of the Registrant (Filed as Exhibit 3.2 to
         the  Registrant's  Quarterly  Report on Form 10-Q for the quarter ended
         March 31, 1998).                                                                                   *

4.5      Form  of  Subscription  Agreement  used in  connection  with  Rule  506 offering in the aggregate amount of $1,080,000 (Filed as Exhibit 4.5 to the  Registrant's  Quarterly  Report on Form 10-Q for the quarter ended
         August 31, 1997).                                                                                  *

4.6      Form  of  Subscription  Agreement  used in  connection  with  Rule  506 offering in the aggregate  amount of $882,500  (Filed as Exhibit 4.6 to the  Registrant's  Quarterly  Report on Form 10-Q for the quarter ended
         August 31, 1997).                                                                                  *

4.7      Form of Common Stock Purchase Warrant issued to a consultant, Howard R.
         Baer,  in  August  1997  (Filed  as  Exhibit  4.7 to  the  Registrant's
         Quarterly Report on Form 10-Q for the quarter ended August 31, 1997).                              *

4.8      Common  Stock  Purchase  Warrant  issued to Howard R. Baer's  designee,
         Kevin C. Baer, in August 1997 (Filed as Exhibit 4.8 to the Registrant's
         Quarterly Report on Form 10-Q for the quarter ended August 31, 1997).                              *

4.9      Subscription  Agreement  used in Rule  506  offering  in the  aggregate amount  of  $5,276,250  (Filed  as  Exhibit  4.9  to  the  Registrant's
         Registration Statement on Form S-1 (File No. 333-40649)).                                          *

4.11     Common  Stock  Purchase  Warrant  issued  to a  consultant's  designee,
         Irvington  International  Limited,  in November  1997 (Filed as Exhibit
         4.11 to the Registrant's  Registration  Statement on Form S-1 (File No.
         333-40649)).                                                                                       *

5        Legal Opinion of Brown, Rudnick, Freed & Gesmer.

23.1     Consent of Brown, Rudnick, Freed & Gesmer.                                                        **

23.2     Consent of Wolinetz, Gottlieb & Lafazan, P.C.

24       Power of Attorney.                                                                                ***

99.1*    ConSyGen,  Inc. 1996 Non-Qualified Stock Option Plan. (Filed as Exhibit
         10.7 to the Registrant's quarterly report on Form 10-Q for the quarter ended August 31, 1996).

99.2*    ConSyGen,  Inc.  1997 Amended and Restated  Non-Qualified  Stock Option
         Plan. (Filed as Exhibit 10.8 to the Registrant's Registration Statement on Form S-1 (File No. 333-40649)).

-------------------

* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

**       Contained in Exhibit 5.

***      Included on the Signature Page of this Registration Statement.